SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  FORM 8K

                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934





DATE OF EARLIEST EVENT REPORTED:      May 3, 1994



             DYNAMICS CORPORATION OF AMERICA
       (Exact name of registrant as specified in its Charter)



     New York                 0-7304               13-0579260
(State or other juris-     (Commission      (IRS Employer Identi-
diction of incorporation)   File Number)       fication No.)


     475 Steamboat Road
      Greenwich, CT                                    06830
(Address of principal executive office)             (Zip Code)


Registrant's telephone number, including area code 203-869-3211

Item 5.  Other Events.

     On May 3, 1994, the Company agreed to settle for $6,450,000 the preproduction portion of its proposed change order to the Government seeking equitable compensation for constructive changes and associated delays by the Government in a contract for the supply of 3KW generator sets to be manufactured by the Company's discontinued Fermont division. The proposed change order was submitted in April 1992. Negotiations to settle the production portion of the proposed change order are expected to commence shortly.
     On May 6, 1994, the Company issued a press release with respect to the above settlement as well as other matters.

Item 7.  Exhibits.

     Attached hereto as Exhibit 99 is a copy of the press release referred to in Item 5 above.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DYNAMICS CORPORATION OF AMERICA



                                            (Registrant)



                                   By:
                                           Henry V. Kensing
                                            Vice President



Dated:  May 9, 1994